Exhibit 99.1

Xenetic Biosciences, Inc. Reports First Quarter 2020 Financial Results and Provides Corporate Update

– Company poised to execute on near- and long-term value-driving milestones to advance preclinical development of its XCART™ CAR T therapy platform –

– Continuing to progress discussions to secure academic collaborations to advance the XCART platform –

– Cash on hand expected to fund operations through mid-2021 –

FRAMINGHAM, MA – (May 14, 2020) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a biopharmaceutical company focused on advancing XCART™, a personalized CAR T platform technology engineered to target patient- and tumor-specific neoantigens, today reported its financial results for the quarter ended March 31, 2020 and provided a corporate update.

“Over the course of the first quarter, we continued to make encouraging progress towards securing academic collaborations, the next major milestone for us in advancing the XCART platform,” commented Jeffrey Eisenberg, Chief Executive Officer of Xenetic. “Additionally, despite the fact that the COVID-19 health pandemic carries on, we have been fortunate to not have experienced any significant operational impacts and have maintained a cash runway expected to fund our projected operational and development efforts through mid-2021. We are excited for the year ahead and to further unlock the value that the XCART technology platform holds.”

XCART Platform Technology Overview: Significantly differentiated, proprietary approach to personalized CAR T therapy for the treatment of multiple tumor types of B-cell Non-Hodgkin lymphomas, an area of significant unmet need, with the potential to address an initial global market opportunity of over $5 billion annually.[1] Xenetic believes XCART has the potential to transform CAR T therapy.

The Company announced in February 2020 the appointments of Greg MacMichael, Ph.D. and Maksim Mamonkin, Ph.D. to its Scientific Advisory Board, each of whom brings with them extensive knowledge in cell therapy engineering and design, cell therapy manufacturing, and CMC expertise and capabilities. Both Dr. MacMichael and Dr. Mamonkin are actively engaged with the Company to advance the development of the XCART technology platform.

Xenetic is actively engaged in ongoing discussions to advance the development of XCART through one or more collaborations with academic or development partners.

[1] Market Reports World GLOBAL NON-HODGKIN LYMPHOMA THERAPEUTICS MARKET - SEGMENTED BY TYPE OF TREATMENT - GROWTH, TRENDS AND FORECASTS (2018 - 2023); BioPharm Insight Surveillance, Epidemiology, and End Results (SEER) 9 registries, National Cancer Institute, 2017

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Expected 2020 Milestones

•	Enter into academic site collaborations
•	INTERACT meeting with the United States Food and Drug Administration (“FDA”)
•	Advance IND-enabling studies
•	Explore opportunities for Orphan Drug designation

PolyXen® Platform Technology: Patent-protected platform technology designed for protein or peptide therapeutics, enabling next-generation biological drugs by prolonging a drug's circulating half-life and potentially improving other pharmacological properties.

Program Highlights:

•	Exclusive License Agreement with Takeda Pharmaceuticals Co. Ltd. (“Takeda”) in the field of coagulation disorders. Takeda currently has one active development program underway utilizing the PolyXen platform technology.
•	Royalty payments expected to continue to grow as the relevant product launch continues to be rolled out by the sublicensee.

Summary of Financial Results for First Quarter 2020

Net loss for the three months ended March 31, 2020 was approximately $1.2 million compared to a net loss of approximately $1.3 million for the same period in 2019. As of March 31, 2020, working capital was $9.2 million compared to $9.7 million as of December 31, 2019. The decrease in working capital was primarily due to the Company’s net loss for the three months ended March 31, 2020. The Company ended the quarter with approximately $9.4 million of cash.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on progressing XCART™, a personalized CAR T platform technology engineered to target patient- and tumor-specific neoantigens. The Company is initially advancing cell-based therapeutics targeting the unique B-cell receptor on the surface of an individual patient’s malignant tumor cells for the treatment of B-cell lymphomas. XCART™ has the potential to fuel a robust pipeline of therapeutic assets targeting high-value oncology indications.

Additionally, Xenetic is leveraging PolyXen®, its proprietary drug delivery platform, by partnering with biotechnology and pharmaceutical companies. PolyXen® has demonstrated its ability to improve the half-life and other pharmacological properties of next-generation biologic drugs. The Company has an exclusive license agreement with Takeda Pharmaceuticals Co. Ltd. in the field of coagulation disorders and receives royalty payments under this agreement.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, and  Facebook.

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Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including, but not limited to, statements regarding expectations that the Company is poised to execute on near- and long-term value-driving milestones to advance preclinical development of its XCART CAR T therapy platform, the Company’s efforts to secure academic collaborations to advance the XCART platform, including statements regarding the Company’s active involvement in discussions to advance the XCART platform through one or more collaborations with academic or development partners, expectations of cash on hand funding its projected operational and development efforts through mid-2021, management’s excitement for the year ahead and belief in the ability to unlock the value that the XCART technology platform holds, the Company’s belief that XCART has the potential to transform CAR T therapy, all statements under the caption “Expected 2020 Milestones” including expected timing of completing INTERACT meetings with the FDA, entering into academic site collaborations, advancing IND-enabling studies and exploring opportunities for Orphan Drug designation, statements regarding the receipt of future quarterly royalty payments related to a sublicense of Xenetic’s PolyXen intellectual property entered into by Takeda with a third party in 2017, including expectations that this quarterly royalty payment will increase as the relevant product launch continues to be rolled out by the sublicensee, the Company’s plans to initially apply the XCART technology to advance cell-based therapeutics by targeting the unique B-cell receptor on the surface of an individual patient’s malignant tumor cells for the treatment of B-cell lymphomas, the Company’s expectations that XCART has the potential to fuel a robust pipeline of therapeutic assets targeting high-value oncology indications, and the Company’s expectations that XCART has the potential to address a significant unmet need in B-cell Hodgkin lymphoma. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual activities, performance, achievements, or results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the acquisition of XCART; (2) uncertainty of the expected financial performance of the Company resulting from the acquisition of XCART; (3) failure to realize the anticipated potential of the XCART technology; (4) the ability of the Company to implement its business strategy; and (5) other risk factors as detailed from time to time in the Company’s reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, general economic and business conditions, including potential adverse effects of public health issues, such as the COVID-19 outbreak on economic activity, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

xbio@jtcir.com

Source: Xenetic Biosciences, Inc.

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